                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in the Registration Statement of Paradise Music &
Entertainment, Inc. on Form SB-2 of our report dated September 12, 1996 except for Note 8 as to which the date is October 9, 1996 on the financial statements of Paradise Music & Entertainment, Inc. and to the reference to our firm under the caption 'Experts' in such Prospectus.

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
                                                     /s/ ROTHSTEIN, KASS & COMPANY, P.C.
                                                ---------------------------------------------
                                                       Rothstein, Kass & Company, P.C.

Roseland, New Jersey
January 13, 1997